Exhibit 99.1
                                                                  ------------

May 10, 2002


Stockholders of Burnham Pacific Properties, Inc. ("Burnham"):

         In accordance with the Plan of Complete Liquidation and Dissolution of Burnham previously approved by Burnham's stockholders, Burnham intends to enter into a liquidating trust agreement (the "Trust Agreement") on June 28, 2002 for the purpose of winding up Burnham's affairs and liquidating Burnham's assets. It is currently anticipated that, on June 28, 2002, Burnham will transfer its then remaining assets to (and its then remaining liabilities will be assumed by) the Trustees (as defined below) of the BPP Liquidating Trust, and Burnham will be dissolved. June 27, 2002 (the "Record Date") will be the last day of trading of Burnham common stock on the New York Stock Exchange, and Burnham's stock transfer books will be closed as of the close of business on such date.

         Under the terms of the proposed Trust Agreement, on June 28, 2002, each stockholder of Burnham on the Record Date (each, a "beneficiary") automatically will become the holder of one unit of beneficial interest ("Unit") in the BPP Liquidating Trust for each share of Burnham common stock then held of record by such stockholder. After June 28, 2002, all outstanding shares of Burnham common stock automatically will be deemed cancelled, and the rights of beneficiaries in their Units will not be represented by any form of certificate or other instrument. Stockholders of Burnham on the Record Date will not be required to take any action to receive their Units. The Trustees will maintain a record of the name and address of each beneficiary and such beneficiary's aggregate Units in the BPP Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, the Units will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any Units.

         It is currently contemplated that the initial co-trustees (the "Trustees") of the BPP Liquidating Trust will be Scott C. Verges and an unaffiliated third party appointed by the board of directors of Burnham. Successor trustees may be appointed to administer the BPP Liquidating Trust in accordance with the terms of the Trust Agreement. It is expected that from time to time the BPP Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the BPP Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the BPP Liquidating Trust.

         For federal income tax purposes, on June 28, 2002, stockholders of Burnham on the Record Date will be deemed to have received a pro rata share of the assets of Burnham to be transferred to the BPP Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of Burnham assumed by the BPP Liquidating Trust. Accordingly, each stockholder will recognize gain or loss in an amount equal to the difference between (x) the fair market value of such stockholder's pro rata share of the assets of Burnham that are transferred to the BPP Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of Burnham that are assumed by the BPP Liquidating Trust and (y) such stockholder's adjusted tax basis in the shares of Burnham common stock held by such stockholder on the Record Date.

         The BPP Liquidating Trust is intended to qualify as a "liquidating trust" for federal income tax purposes. As such, the BPP Liquidating Trust will be a complete pass-through entity for federal income tax purposes and, accordingly, will not itself be subject to federal income tax. Instead, for federal income tax purposes, on June 28, 2002, stockholders of Burnham on the Record Date will be deemed to have received, and therefore own, a pro rata share of the assets transferred by Burnham to the BPP Liquidating Trust, subject to a pro rata share of Burnham's liabilities assumed by the BPP Liquidating Trust, and will be subject to the same federal income tax consequences with respect to the receipt, ownership or disposition of such assets as if such stockholder had directly received, owned or disposed of such assets, subject to such liabilities. Accordingly, distributions, if any, of the Trust's assets to beneficiaries of the BPP Liquidating Trust will not be taxable to such beneficiaries, though beneficiaries will be required to take into account, in accordance with their method of accounting, a pro rata share of the BPP Liquidating Trust's items of income, deduction, gain, loss or credit, regardless of the amount or timing of distributions to beneficiaries. The Trustees will furnish to beneficiaries of the BPP Liquidating Trust a statement of their pro rata share of the assets transferred by Burnham to the BPP Liquidating Trust, less their pro rata share of Burnham's liabilities assumed by the BPP Liquidating Trust. On a yearly basis, the Trustees also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, credit and deduction of the BPP Liquidating Trust to be included on their tax returns. Stockholders of Burnham are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the BPP Liquidating Trust.

         There are a number of important factors that could cause actual events to differ materially from those indicated in this letter. If the board of directors of Burnham should determine to extend the Record Date beyond June 27, 2002, Burnham will issue a press release announcing such date. Burnham's board of directors may terminate the Plan of Complete Liquidation and Dissolution due to unstable or unfavorable real estate or financial market conditions, or for any other reason. For additional information regarding Burnham's Plan of Complete Liquidation and Dissolution, please see the periodic reports and proxy statements that Burnham has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. The SEC maintains a website at www.sec.gov, which contains copies of these reports and proxy statements. Also, see the attached "Questions and Answers about Burnham's Liquidation and Dissolution." If you have any further questions with respect to the foregoing, please contact Mr. Daniel Platt, Chief Financial Officer, at (619) 652-4700 or 110 West A Street, Suite 900, San Diego, CA 92101.



                                            Sincerely,




                                            Scott C. Verges
                                            Chief Executive Officer

     Questions and Answers about Burnham's Liquidation and Dissolution

The following are some of the questions you may have as a stockholder of Burnham, and answers to those questions, in connection with the liquidation and dissolution of Burnham and the related transfer of its assets and liabilities to a liquidating trust.

Q:  What is the purpose of the BPP Liquidating Trust?

A: The purpose of the BPP Liquidating Trust is to wind up Burnham's affairs and liquidate Burnham's assets, including, but not limited to, the sale of its remaining properties and the collection of its receivables, to make appropriate provision for Burnham's remaining obligations and to make distributions to former Burnham stockholders of available liquidation proceeds.

Q: What will I receive in connection with the establishment of the BPP Liquidating Trust?

A: Under the terms of the proposed liquidating trust agreement, on June 28, 2002, if you are a stockholder of record of Burnham on June 27, 2002, you automatically will become the holder of one unit of beneficial interest ("Unit") in the BPP Liquidating Trust for each share of Burnham common stock then held of record by you. After such date, all outstanding shares of Burnham common stock automatically will be deemed cancelled. As long as you are a stockholder of record of Burnham on June 27, 2002, you will not be required to take any action to receive your Units. You do not need to, and should not, send in your Burnham stock certificates.

Q:  What is the last date upon which I can buy or sell Burnham stock?

A: June 27, 2002. This will be the last day of trading of Burnham common stock on the New York Stock Exchange, and Burnham's stock transfer books will be closed as of the close of business on such date.

Q: Will I be able to transfer, sell or otherwise dispose of my interest in Units?

A: Generally, if you become a beneficiary of the BPP Liquidating Trust, you will not be able to transfer your Units and you will not have authority or power to sell, assign, transfer, encumber or in any other manner dispose of your beneficial interest in Units. However, beneficial interests in Units will be assignable or transferable by will, intestate succession or operation of law, and the executor or administrator of the estate of a holder may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber Units held by the estate of such person if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of such person, upon written notice to, and written consent of, the Trustees.

Q:  When will I receive distributions from the BPP Liquidating Trust?

A: It is expected that from time to time the BPP Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the BPP Liquidating Trust. Because we cannot be certain about the precise net realizable value of our assets and ultimate settlement amount of our liabilities, we are not able to predict accurately the aggregate net values which will ultimately be distributed to you or the timing of any such distributions.

The amount and timing of remaining distributions will be determined by the Trustees of the BPP Liquidating Trust based on funds available, net proceeds realized from the remaining Burnham properties being offered for sale, the timing of such sales, whether the Trust's total assets exceed total liabilities at such time, whether the Trust has provided for the level of reserves deemed necessary or appropriate and other considerations.

Q: What are the federal income tax consequences to me of the establishment of the BPP Liquidating Trust?

A: You will be deemed to have received, and therefore own, a pro rata share of the assets transferred by Burnham to the BPP Liquidating Trust, subject to a pro rata share of Burnham's liabilities assumed by the BPP Liquidating Trust, and will be subject to the same federal income tax consequences with respect to the receipt, ownership or disposition of such assets as if you had directly received, owned or disposed of such assets, subject to such liabilities. Accordingly, distributions, if any, of the BPP Liquidating Trust's assets to you will not be taxable to you, though you will be required to take into account, in accordance with your method of accounting, a pro rata share of the BPP Liquidating Trust's items of income, deduction, gain, loss or credit, regardless of the amount or timing of distributions to you.

The Trustees will furnish to you a statement of your pro rata share of the assets transferred by Burnham to the BPP Liquidating Trust, less your pro rata share of Burnham's liabilities assumed by the BPP Liquidating Trust. On a yearly basis, the Trustees also will furnish to you a statement of your pro rata share of the items of income, gain, loss, credit and deduction of the BPP Liquidating Trust to be included on your tax returns. You are urged to consult with your tax adviser as to the tax consequences to you of the establishment and operation of, and distributions, if any, by, the BPP Liquidating Trust.

Q:  Who will maintain records of how many Units I own and my address?

A: The Trustees of the BPP Liquidating Trust will maintain a record of the name and address of each beneficiary and such beneficiary's aggregate Units in the BPP Liquidating Trust.

Q:  Will I receive notice when I become a beneficial owner of Units?

A: Shortly after June 28, 2002, the Trustees of the BPP Liquidating Trust will mail to each owner of a beneficial interest in Units a notice indicating how many Units such person beneficially owns and containing other relevant information, including information as to how you can contact the trustees.

Q:  Who can help answer my additional questions?

A: For additional information regarding Burnham's Plan of Complete Liquidation and Dissolution, please see the periodic reports and proxy statements that Burnham has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. The SEC maintains a website at www.sec.gov, which contains copies of these reports and proxy statements. If you have any further questions with respect to the foregoing, please contact Mr. Daniel Platt, Chief Financial Officer, at (619) 652-4700 or 110 West A Street, Suite 900, San Diego, CA 92101.